Exhibit T3B.23

SECOND AMENDED AND RESTATED

OPERATING AGREEMENT

OF

TIDEWATER MEXICO HOLDING, L.L.C.

This Second Amended and Restated Operating Agreement dated effective as of March 9, 2017, (this “Agreement”) of Tidewater Mexico Holding, L.L.C., a Delaware limited liability company (the “Company”) is entered into by JB Holding Company B.V., as the sole member of the Company (the “Member”).

WITNESSETH:

WHEREAS, prior to the date of this Agreement, the affairs of the Company were governed by that certain Amended and Restated Operating Agreement (the “Existing Agreement”), effective as of December 20, 2013, as amended from time to time; and

WHEREAS, the Member and Company desire to amend and restate the Existing Agreement in the form of this Agreement and to establish this Agreement to govern the affairs of the Company and the conduct of its business.

NOW, THEREFORE, the Existing Agreement is hereby amended and restated in its entirety as follows:

1. Name. The name of the Company formed hereby is Tidewater Mexico Holding, L.L.C.

2. Certificate of Formation. The Certificate of Formation of the Company as required to be filed by the Delaware Limited Liability Company Act (the “Act”) was duly filed in the office of the Secretary of State of Delaware on August 12, 2010.

3. Purposes. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act.

4. Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to do such things and engage in such activities as may be necessary, convenient or incidental to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

5. Management.

(a) The Company shall be managed by one or more managers serving on the Board of Directors (the “Board of Directors”) appointed from time to time by the Member. The directors shall be divided into two classes, with respect to the residency of the directors. Each Class I director must be resident in the Netherlands in case of an individual and must be effectively managed (resident) in the Netherlands in case of a legal entity, and Class II directors may be residents of any country. There shall always be a number of Class I directors at least equal to the number of Class II directors. The directors shall serve at the pleasure of the Member and shall have such authority as may be conferred on them from time to time by the Member. The officers of the Company shall be selected by the Board of Directors as provided in the by-laws of the Company. At least half of the officers of the Company must be resident in the Netherlands. Each director who has authority to unilaterally bind the company shall be an individual who is a citizen of the United States (a “U.S. Citizen”).

(b) The affirmative vote or consent of a majority of the directors, as a whole, is required for any act of the directors, provided that at least half of the directors that have given their affirmative vote or consent for such act must be Dutch resident directors, and a majority of the Directors must be U.S. Citizens. Each director shall be entitled to a single vote on all matters on which directors may vote or consent. Individual directors, as such, have no authority, acting alone, to make expenditures or incur obligations on behalf of the Company or otherwise act for and on behalf of the Company or bind the Company, except as authorized by the Board of Directors (and in any such case, such authorized director must be a U.S. Citizen).

(c) Management of the affairs of the Company shall be further governed by the by-laws from time to time adopted by the Member as an amendment to this Agreement. The by-laws as in effect as of the date of this Agreement are attached as Exhibit A.

6. Principal Business Office. The principal business office of the Company shall be located at Vijzelstraat 68-78, 1071 HL Amsterdam, the Netherlands.

7. Registered Office. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801.

8. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company.

9. Exculpation and Indemnification. The Member shall not be liable to the Company or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Member in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on the Member by this Agreement. To the full extent permitted by applicable law, the Member shall be entitled to indemnification from the Company for any loss, damage or claim incurred by the Member by reason of any act or omission performed or omitted by such Member in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on the Member by this Agreement.

10. Sole Member. The Member, as such, has no right or power to act for or bind or make expenditures or incur obligations on behalf of the Company. All profits and losses shall be allocated to the Member and all distributions shall be made to the Member.

11. Prohibition on Non-Voting Securities. For the avoidance of doubt, notwithstanding anything herein to the contrary, pursuant to Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), the Company shall not issue non-voting equity securities; provided, however, that the foregoing restriction (a) shall have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (b) shall have such force and effect, if any, only for so long as such Section is in effect and applicable to the Company, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

12. Separability of Provisions. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

13. Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

14. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

15. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

16. Sole Benefit of the Member. The provisions of this Agreement are intended solely to benefit the Member and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and the Member shall not have any duty or obligation to any creditor of the Company to make any contributions or payments to the Company.

17. Financial Year. The financial year of the company shall run from the first day of April up to and including the thirty-first day of March of the following year.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

Sole Member:

JB Holding Company B.V.

By:	/s/ Matthew Mancheski
Name:	Matthew Mancheski
Title:	Managing Director

By:	/s/ C.J.B. van Boxel
Name:	C.J.B. van Boxel
Title:	Managing Director

Tidewater Mexico Holding, L.L.C.

By:	/s/ C.J.B. van Boxel
Name:	C.J.B. van Boxel
Title:	Director

[Signature Page to Second Amended and Restated Operating Agreement of Tidewater Mexico Holding, L.L.C.]

EXHIBIT A

BY-LAWS

TIDEWATER MEXICO HOLDING, L.L.C.

BY-LAWS

OF

TIDEWATER MEXICO HOLDING, L.L.C.

ARTICLE 1

BOARD OF DIRECTORS

1.1 Number; Qualifications. The board of directors shall consist of at least one person. The directors shall be divided into two classes, with respect to the residency of the directors. Each Class I director must be resident in the Netherlands in case of an individual and must be effectively managed (resident) in the Netherlands in case of a legal entity, and Class II directors may be residents of any country. There shall always be a number of Class I directors at least equal to the number of Class II directors. A majority of the persons constituting a quorum of the board of directors , or a majority of the persons constituting a quorum of a committee of the board of directors (each, as determined pursuant to these by-laws) must be individuals who are citizens of the United States (each, a “U.S. Citizen”).

1.2 Election; Resignation. At the first annual meeting of the Member and at each annual meeting thereafter, the Member shall elect directors, each of whom shall hold office for a term of one year and until his successor is elected and has qualified. Any director may resign at any time on written notice to the Company.

1.3 Removal. The Member may at any time remove from office, with or without cause, any one or more directors.

1.4 Vacancies. The office of a director becomes vacant (1) if the director dies or resigns, (2) if the director is removed from office by the Member, or (3) if the director’s office is declared vacant by the board of directors after the director (i) is interdicted or otherwise adjudicated an incompetent, (ii) is adjudicated a bankrupt, or (iii) if in the good faith opinion of the board of directors, becomes so incapacitated by illness or other infirmity that he is unable to perform his duties for a period of six months or longer. The Member has the sole right to fill the vacancy. Any vacancy of a Class I director resulting in the number of Class II directors being greater than the number of Class I directors shall be filled within 30 days of such vacancy.

1.5 Place of Meetings. The meetings of the board of directors shall be held at the Company’s principal business office in the Netherlands or at such other place in the Netherlands as the board of directors from time to time designates by resolution or as fixed in the notice of the meeting.

1.6 Regular Meeting; Notice. Regular meetings of the board of directors may be held at such places in the Netherlands and at such times as the board of directors may from time to time determine and without notice, provided that the date, time and place are fixed by the board.

1.7 Special Meeting; Notice. Special meetings of the board of directors may be called by the president, or by a majority of the directors then in office, by notice of the date, time, place and purpose of the meeting given to each director, either orally in person or by telephone, or by mail, electronic mail, telegram or electronic facsimile transmission.

1.8 Quorum; Requisite Vote; Adjournments. A majority of the number of directors prescribed in Section 1.1 is necessary to constitute a quorum for the transaction of business, and except as otherwise provided by law or these by-laws, the vote of a majority of the directors present at a meeting at which a quorum is present constitutes the act of the board of directors, provided that at least half of the directors that have given their affirmative vote or consent for such act must be a Dutch resident director. If a quorum is not present at any meeting of the board of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

1.9 Withdrawal. If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by vote of a majority of the quorum required by the preceding section, until adjournment, despite the withdrawal of enough directors to leave fewer than necessary to comprise a quorum under the preceding section or the refusal of any director present to vote.

1.10 Action by Consent. Any action that may be taken at a meeting of the board of directors or any committee of the board of directors may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the board of directors or committee.

1.11 Telephone Meetings. Members of the board of directors or of any committee of the board of directors may participate at and be present at any meeting of the board of directors or committee by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear and communicate with each other [and such conference telephone or similar communication is initiated and hosted from the Netherlands]. Participation in a meeting under this section constitutes presence in person at the meeting, except as to a person who at the beginning of the meeting objects to the transaction of business at the meeting on the ground that the meeting is not lawfully called or convened.

1.12 Waiver of Notice. Whenever notice is required to be given to a director, a waiver of the notice in writing signed by the person entitled to notice, whether before or after the time of the meeting or other action, is the equivalent of the required notice for all purposes. A director’s attendance at or participation in a meeting, in person or by duly authorized proxy, waives any required notice to him unless at the beginning of the meeting or promptly upon his arrival, the director or his duly appointed proxy objects to holding the meeting or transacting business at the meeting on grounds that it is not duly called or convened and does not thereafter vote for or assent to the action taken at the meeting.

1.13 Proxies. Any director absent from a meeting of the board of directors or any committee of the board of directors may be represented by any other director, who may cast the vote of the absent director in accordance with that director’s written instructions, general or special, provided that any Class I director may only be represented by another Class I director; provided, however, that any absentee director who is a U.S. Citizen may only be represented by any other director or committee member who is also a U.S. Citizen.

ARTICLE 2

COMMITTEES

The board of directors may by resolution or these by-laws designate one or more committees, each committee to consist of one or more directors (and one or more directors may be named as alternate members to replace any absent or disqualified regular members, subject to the citizenship requirements otherwise set forth in these by-laws),which, to the extent provided by resolution of the board of directors or the articles of organization or these by-laws, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Company, and may have the power to authorize the seal of the Company to be affixed to documents. At least half of the members of each committee must be Class I directors. A committee has such name or names as may be stated from time to time in the resolution of the board of directors. Any vacancy occurring in a committee may be filled by the board of directors, but the president may designate another director to serve on the committee pending action by the board of directors, provided that at least half of the members of each committee must be Class I directors.

ARTICLE 3

OFFICERS

3.1 Officers. The board of directors shall appoint agents of the Company who shall be referred to as “officers” of the Company. Unless provided otherwise by resolution of the board of directors, the officers shall have the titles, power, authority and duties described below in this Article 3. The officers of the Company shall be:

President — C.J.B. van Boxel

Secretary — D. Clayton Cambre

3.2 Designations. The officers of the Company shall be (i) the president and (ii) the secretary, and any other officer the board of directors may from time to time appoint. Any two offices may be held by the same person, except that no person holding more than one office may sign in more than one capacity any certificate or other instrument required by law to be signed by two officers.

3.3 Appointment of Certain Officers. At the first meeting of each newly-elected board of directors, or at such other time as the board of directors deems necessary, the board of directors shall select a president and a secretary, each of whom shall serve for one year or until his successor is elected and has qualified. The president shall be a U.S. Citizen.

3.4 Appointment of Other Officers. The board of directors may also appoint such other officers, employees and agents of the Company as it may deem necessary; or it may vest the authority to appoint other officers, employees and agents in the president or such other of the officers of the Company as it deems appropriate, subject in all cases to the direction of the board. At least half of the officers of the Company must be resident in the Netherlands. Subject to these by-laws, all of the officers, employees and agents of the Company shall hold their offices or positions for such terms and shall exercise such powers and perform such duties as shall be specified from time to time by the board of directors or the president; provided, however, that no person who is not a U.S. Citizen may exercise or be delegated any authority or duties that in any way relate to the exercise of authority or performance of duties associated with the functions of the chairman of the board of directors or the president of the Company, nor may such person be granted or delegated any authority to bind the Company.

3.5 Compensation. The salary of the president shall be fixed from time to time by the board of directors. The salaries and bonuses of all other officers and employees of the Company shall be fixed from time to time by the president, except that the president may not, without the approval of the board of directors, authorize a salary for any officer or employee in excess of 80 percent of the salary of the president. No officer shall be prevented from receiving a salary or bonus by reason of the fact that he is also a director of the Company.

3.6 Removal. Any officer or employee of the Company may be removed, with or without cause, at any time by the action of the board of directors or the president, but such removal shall not prejudice the rights, if any, of the person so removed to recover damages for breach of contract.

3.7 Duties and Powers of Officers. The officers of the Company shall have such duties and powers as are prescribed from time to time by resolution of the board of directors, or as are customarily exercised by corporate officers holding such offices; provided, however, that no person who is not a U.S. Citizen may exercise or be delegated any authority or duties that in any way relate to the exercise of authority or performance of duties associated with the functions of the chairman of the board of directors or the president nor may such person be granted or delegated any authority to bind the Company.

ARTICLE 4

CERTIFICATES OF INTEREST

4.1 Certificates. The Member is entitled to have a certificate signed by the president or the vice president and the secretary or any assistant secretary of the Company evidencing the Member’s interest in the Company and bearing the seal, if any, of the Company. If any certificate is manually signed by a transfer agent or registrar other than the Company itself or an employee of the Company, the signatures of the president and secretary may be a facsimile. If any officer, transfer agent or registrar who signs or whose facsimile signature is placed upon a certificate ceases to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

4.2 Missing Certificates. The president or the board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The president or the board of directors may, in his or its discretion and as a condition precedent to the issuance of a new certificate require the owner of the lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as he or it shall require and/or to give the Company a bond in such sum as the president or board of directors deems appropriate as indemnity against any claim that may be made against the Company with respect to the certificate claimed to have been lost, stolen or destroyed.

4.3 Registration of Transfers. Upon surrender to the Company or any transfer agent of the Company of a certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Company shall have a new certificate issued to the person entitled thereto, have the old certificate canceled and have the transaction recorded on its books.

ARTICLE 5

INDEMNIFICATION

5.1 Permitted Indemnification. The Company has authority, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, upon an affirmative authorization by the board of directors, to indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in right of organization, by reason of the fact that he is or was a director of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership or other enterprise against expenses, including attorneys’ fees, without regard to whether the director has been successful on the merits or otherwise in defense of the action, suit or proceeding, or in defense of any claim, issue or matter therein.

5.2 Prepayment of Expenses. The Company shall pay the expenses, including attorneys’ fees, incurred by a director or former director in defending any proceeding in advance of its final disposition and in advance of a final determination of the person’s entitlement to indemnification but may do so only if the Company has first received from the person seeking payment of such expenses an undertaking to repay all amounts advanced if it should ultimately be determined that the director or former director was not entitled to indemnification. Such advance of expenses is mandatory only with respect to proceeds not brought or continued with the approval of the board of directors.

ARTICLE 6

AMENDMENTS

The power to make new by-laws and amend or repeal by-laws is reserved to the Member.